EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of December, 1996 by and between ASD GROUP, INC., a Delaware corporation with its principal office at One Industry Street, Poughkeepsie, New York 12603 (the "Company"), and Stanley F. Zuk, whose residence address is 224 Wheeler Hill Road, Wappingers Falls, New York 12590 (the "Executive").

                                    RECITALS
                                    --------

         A. The Executive is currently President and Chief Operating Officer of the Company.

         B. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         C. The Board of Directors (the "Board") of the Company recognizes that the Executive's contribution, as President and Chief Operating Officer of the Company, to the growth and success of the Company will be substantial and desires to assure the Company of the Executive's present and continued employment in an executive capacity and to compensate him therefor.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

         E. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

         1.       EMPLOYMENT.

                  1.1 EMPLOYMENT AND TERM. The Company shall continue to employ the Executive and the Executive shall continue to serve the Company, on the terms and conditions set forth herein, for the period (the "Term") effective as of December 1, 1996 (the "Commencement Date") and expiring on the third anniversary of the Commencement Date, unless sooner terminated as hereinafter set forth; provided, however, that commencing on the third anniversary of the Commencement Date and each anniversary of the Commencement Date thereafter, the Term of this Agreement shall automatically be extended for one year unless 90 days prior to such anniversary date, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company, written notice that the Term of the Executive's employment hereunder will not be extended.

                  1.2 DUTIES OF THE EXECUTIVE. The Executive shall serve as President and Chief Operating Officer of the Company and shall perform the duties of an executive commensurate with such position, shall diligently perform all services as may be reasonably assigned to him by the Board and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote such time as he deems necessary to the business and affairs of the Company.

                  1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices in Poughkeepsie, New York, except for required travel on the Company's business to an extent substantially consistent with his present travel obligations.

         2.       COMPENSATION.

                  2.1 BASE SALARY (THE "BASE SALARY"). During the Term, the Executive shall receive a base salary at the annual rate of $140,000. The Base Salary shall be payable in substantially equal installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Commencing on the first anniversary of the Commencement Date, and each anniversary of the Commencement Date thereafter during the Term, the Base Salary shall be increased, but shall not be decreased, by that percentage by which the Consumer Price Index (All Items Less Shelter), Urban Wage Earners and Clerical Workers, for the New York, New York area published by the United States Government (the "Index") for the immediately preceding calendar year exceeds such index for the next preceding calendar year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami, Florida area as computed and published by an agency of the United States government or, if no such agency computes and publishes such statistics, by any regularly published national periodical that does compute and publish such statistics.

                  2.2 ADDITIONAL CASH COMPENSATION. The Executive shall also be entitled to receive such increments and base salary and performance or merit bonuses (collectively, "Bonus") as shall be determined from time to time during the term by the Board.

         3.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  3.1 EXPENSE REIMBURSEMENT. During the Term, the Company, upon the submission of supporting documentation by the Executive, and in accordance with Company policies for its executives, shall reimburse the Executive for all expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including expenses for travel and entertainment.
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

                  3.2 OTHER BENEFITS. The Company shall obtain or shall continue in force comprehensive major medical and hospitalization insurance coverages, including dental coverages, either group or individual, for the Executive and his dependents, and shall obtain or shall continue in force disability and life insurance for the Executive (collectively, the "Policies"), which Policies the Company shall keep in effect at its sole expense throughout the Term. The Policies to be provided by the Company shall be on terms as determined by the Board; provided, however, that such Policies shall in no event provide benefits to Executive which are less than the benefits to which he is currently entitled. Within 30 days following any termination of this Agreement, at the Executive's option, the Company shall assign to the executive all insurance policies of the life of the Executive then owned by the Company in consideration of the payment by the Executive of the cash surrender value, ff any, and the Executive's agreement to assume the Company liability to pay any pre accruing thereon after the date of such termination.

                  3.3 AUTOMOBILE ALLOWANCE. Throughout the Term of this Agreement, the Company will pay Executive an automobile allowance in the amount of $500 per month. Such automobile allowance shall be for no more than one automobile and shall include all expenses related thereto, including, without limitation, lease expenses, maintenance and insurance.

                  3.4 WORKING FACILITIES. The Company shall furnish the Executive with an office, a secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  3.5 VACATION. The Executive shall be entitled to reasonable vacations during each year of the Term, the time and duration thereof to be determined by mutual agreement between the Executive and the Company.

         4.       TERMINATION.

                  4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by the Company for Cause. As used in this Agreement "Cause" shall only mean (a) subject to the following sentences, any action or omission of the Executive which constitutes a willful and material breach of this Agreement (including his resignation without consent of the Board, including a majority of independent directors), which is not cured or as to which diligent attempts to cure have not commenced within 30 business days after receipt by the Executive of notice of same, (b) fraud, embezzlement or misappropriation as against the Company, or (c) the conviction (from which no appeal can be taken) of the Executive for any criminal act which is a felony. Upon any determination by the Company's Board of Directors that Cause exists under clause (a) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and the Executive, but in no event later than 10 business days after the Executive's receipt of the notice contemplated by clause (a). The Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any

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

termination of the Executive's employment by reason of such Cause determination shall not be effective until the Executive is afforded such opportunity to appear. Any termination for Cause pursuant to clause (b) or (c) of this Paragraph 4.1 shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Paragraph 4.1, the Company shall pay to the Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice. In addition, the Company shall continue to pay any benefits, if any, owed to the Executive under any plan provided for the Executive under Paragraph 3 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under this Paragraph 4.1 through age 65. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Paragraph 3.1 hereof).

                  4.2 DISABILITY. Notwithstanding anything to the contrary contained in this Agreement if, during the term hereof the Executive suffers a disability (as defined below) the Company shall, subject to the provisions of Paragraph 4.3 hereof continue to pay the Executive the compensation provided in Paragraphs 2.1 and 2.2 hereof during the period of his disability; provided, however, that, in the event the Executive is disabled for a period of more than 180 days in any 12 month period (the "Disability Period"), the Company may, at its election, by a vote of 75% of the members of the Board of Directors within 90 days from the end of the Disability Period, terminate this agreement. In the event of such termination, payment of the Executive's Base Salary and fringe benefits (to the extent permissible by applicable law) shall be continued for a period of 12 months after such termination. As used in this Agreement, the term "disability" shall mean the complete inability of the Executive to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Company and the Executive. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination subject, however, to the provisions of Paragraph 3.1 hereof).

                  4.3 DEATH. In the event of the death of the Executive during the Term of this Agreement, the Company shall pay to the Executive's legal representative, any unpaid Base Salary accrued through the date of his death, as well as a lump sum payment equal to (A) 12 months' Base Salary at the rate prevailing on the date of the death of the Executive and (B) the share of Bonus to which he would have been entitled pro rated based on the percentage of the current fiscal year that had been completed on the date of his death. Except as provided above, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Paragraph
3.1 hereof).

                  4.4 WITHOUT CAUSE. In the event the Company shall terminate this Agreement other than for Cause, Disability or Death as provided hereof, payment of the of the Executive's Base Salary and fringe benefits (to the extent permissible by applicable law) shall be continued for a period of 12 months after such termination.

                  5. MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

                  6. CHANGE OF CONTROL.

                  (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if: (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of Company securities, after the date of this Agreement, having 15% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), or (ii) the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of the Company, or any successor to the Company, as the direct or indirect result of or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions.

                  (b) The Company and the Executive hereby agree that, if the Executive is affiliated with the Company on the date on which a change of Control occurs (the "Change of Control Date") the Company (or, if the Executive is affiliated with a subsidiary, the subsidiary) will continue to retain the Executive and the Executive will remain affiliated with the Company (or subsidiary), for the period commencing on the Change of Control Date and ending on the second anniversary of such date, to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the Change of Control Date. If after a Change of Control the Executive is requested, and, in his sole and absolute discretion, consents to change his principal business location, the Company will reimburse the Executive for his reasonable relocation expenses, including without limitation, moving expenses, temporary living and travel expenses for a reasonable time while arranging to move his residence to the changed location, closing costs, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by the Executive as a result of any such reimbursements. If the Executive shall not consent to change his business location, the Executive may continue to provide the services required of him hereunder in Poughkeepsie, New York and the Company shall continue to maintain an office for the Executive at that location commensurate with the Company's office prior to the Change of Control Date.

                  (c) During the remaining term hereof after the change of Control Date, the Company (or subsidiary) will (i) continue to pay the Executive a salary at not less than the level applicable to the Executive on the Change of Control Date, (ii) pay the Executive bonuses in amounts not less in amount than those paid during the twelve month period preceding the Change of Control Date, and (iii) continue employee benefit programs as to the Executive at levels in effect n the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefit programs).

                  (d) If during the remaining term hereof after the Change of Control Date (i) the Executive's employment is terminated by the Company (or subsidiary), or (ii) there shall have occurred a material reduction in the Executive's compensation or employment related benefits, or a material change in the Executive's status, working conditions, management responsibilities or titles, and the Executive voluntarily terminates his relationship with the Company within 60 days of any such occurrence, or the last in a series of occurrences, then Executive shall be entitled to receive, subject to the provisions of subparagraphs (e) and (f) below, a lump sum payment equal to 100% of Executive's "base period income" as determined under (e) below. Such amount will be paid to the Executive within 15 business days after his termination of affiliation with the Company.

                  (e) The Executive's "base period income" shall be his base salary and annual incentive bonuses paid or payable to him during or with respect to the 12-month period preceding the date of his termination or affiliation. If the Executive has not been affiliated for 12 months at the time of his termination of affiliation, his "base period income" shall be his annualized base salary at the rate then in effect and any annual incentive bonus paid to the Executive prior to the date of his termination of affiliation or payable to the Executive with respect to his period of affiliation.

                  (f) The amounts payable to the Executive under any other compensation arrangement maintained by the Company (or a subsidiary) which became payable after payment of the lump sum provided for in (d), upon or as a result of the exercise by the Executive of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code ss. 280G and regulations thereunder), shall be increased by an additional amount representing a gross-up of any federal income tax liability arising from an excess parachute payment or otherwise. If the Executive has not been affiliated with the Company (or a subsidiary of the Company) during one or more calendar years immediately preceding the Change of Control Date, this paragraph (f) shall not apply.

                  (g) In the event of a proposed Change in Control, the Company will allow the Executive to participate in all meetings and negotiations related thereto.

         7.       RESTRICTIVE COVENANTS.

                  7.1 NON-COMPETITION. During the Term and for a period of one year following the termination (other than without Cause, as defined in Paragraph 4.1) of the Executive's employment by the Company, the Executive shall not, directly or indirectly engage in or have any interest in, directly or indirectly, any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, engages primarily in the contract manufacturing industry in any and all states in which the Company and/or any subsidiary conducts its business during the Term or at the time the Executive's employment with the Company is terminated (the "Territory"); provided, however, that the Executive may continue to hold Company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as the Executive does not control acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

                  7.2. NONDISCLOSURE. During the Term and following termination of the Executive's employment with the Company, the Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, methods of doing business and marketing and promotion of the Company's services) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and the Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  7.3 NONSOLICITATION OF EMPLOYEES. During the Term and for a period of one year following termination of the Executive's employment with the Company, the Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

                  7.4 BOOKS AND RECORDS. All books, records, accounts and similar repositories of Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of this Agreement or on the Board's request at any time.

         8. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Paragraph 7 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Paragraph 9 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         9. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement, and all obligations of the Company hereunder, in writing. Upon such consolidation, merger, or transfer of assets and assumption, the term "the Company" as used herein, shall mean such other corporation and this Agreement shall continue in full force and effect, subject to the provisions of Paragraph 6 hereof.

         10. BINDING EFFECT. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns.

         11. SEVERABILITY. Invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

         12. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of Paragraphs are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

         13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         14. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and may not be changed or modified except by an Agreement in writing signed by all the parties.

         15. NOTICE. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the addresses first stated herein, or to such other address as either party hereto shall from time to time designate to the other party by notice in writing as provided herein.

         16. OTHER INSTRUMENTS. The parties hereby covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the terms of this Agreement.

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


         17. COUNTERPARTS. This Agreement may be, executed in any number of counterparts and each such counterpart shall for all purposes be deemed an original.

         18. ASSIGNABILITY. This Agreement shall not be assigned by either party, except with the written consent of the other and except as provided in Paragraph 9 hereof.

         IN WITNESS WHEREOF, this Agreement has been duly signed by the parties hereto on the day and year first above written.

                                            ASD GROUP, INC.

                                            By:/S/ ROBERT LETTIERI
                                               -------------------------------
                                                Name:  Robert Lettieri
                                                Title:Chief Financial Officer

                                               /S/STANLEY F. ZUK
                                               -------------------------------
                                               Stanley F. Zuk


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